Exhibit 10.3

GUARANTY OF BUSINESS ORGANIZATIONS

1.
As an inducement for and in consideration of any loans, leases, or other financial accommodations granted from time to time to Shimmick Construction Company, Inc. (“Borrower”), by SIXTY-FIRST COMMERCIAL FINANCE, LLC (together with its successors and assigns, “Lender”), the undersigned (“Guarantor”), hereby, jointly and severally, if more than one, unconditionally guarantees the full and prompt payment, observance and performance when due, whether at the stated time, by acceleration, or otherwise, of all obligations of Borrower to Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, whether or not of the same or similar class or of like kind to any indebtedness incurred contemporaneously with the execution of this Guaranty, and whether now or hereafter existing, or due or to become due, including without limitation, the following:

(a)
any and all amounts owed by Borrower under, in connection with, and/or pursuant to the indebtedness evidenced by that certain Master Loan and Security Agreement dated as of October 2, 2026 (“Master Loan and Security Agreement”; all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Master Loan and Security Agreement), and all Equipment Notes thereto, whether entered into as of the date hereof, or on any subsequent date (each, an “Equipment Note”, and collectively, “Equipment Notes”) together with interest thereon according to the provisions thereof, and all obligations of Borrower thereunder, in connection therewith and/or pursuant to any and all agreements and other documents in connection therewith; and

(b)
all sums advanced or expenses or costs paid or incurred (including, without limitation, attorneys’ fees and other legal expenses) by Lender pursuant to or in connection with the Master Loan and Security Agreement, any Equipment Note, or any agreements and other documents in connection therewith together with applicable interest on such sums, expenses or costs; and

(c)
any extensions, modifications, changes, substitutions, restatements, renewals or increases or decreases of any or all of the indebtedness referenced above; and

(d)
any and all other indebtedness, obligations and liabilities of any kind, of Borrower to Lender, now or hereafter existing, absolute or contingent, joint and/or several, due or not due, secured or unsecured, arising by operation of law or otherwise, direct or indirect, including without limitation indebtedness, obligations and liabilities of Borrower to Lender as a member of any partnership, syndicate or association or other group and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, and any obligations which give rise to an equitable remedy for breach of performance if such breach gives rise to an obligation by Borrower to pay Lender.

2.
All of the obligations described in paragraph 1, above, shall be referred to hereinafter as the “Obligations”. In the event any of the Obligations shall not be paid or performed according to their terms, Guarantor shall immediately pay, perform or cause the performance of the same, this Guaranty being a guarantee of full payment and performance and not of collectability and in no way conditional or contingent. This Guaranty is an absolute, unconditional and continuing guarantee, Guarantor being jointly and severally liable with Borrower, and is in no way conditioned upon any requirement that Lender first attempt to collect payment or seek performances of any of the Obligations from Borrower, or any other obligor or guarantor, or resort to any other security or other means of obtaining payment or performance of any of the Obligations, or upon any other contingency whatsoever. The obligations and liabilities of Guarantor under this Guaranty shall in no way be affected, limited, impaired, modified or released by, subject to or conditioned upon, and may be enforced against Guarantor irrespective of (a) any attempt, pursuit, enforcement or exhaustion of any rights and remedies Lender may at any time have to collect, any or all of the Obligations (whether pursuant to any of the Loan Documents or otherwise) from Borrower, from any other maker, endorser, surety or guarantor of, or pledgor of collateral and security for, all or any part of the Obligations, and/or by any resort or recourse to or against any collateral and security for all or any part of the Obligations, (b) the invalidity, irregularity, lack of priority or unenforceability in whole or in part of any or all of the Loan Documents, (c) any counter-claim, recoupment, setoff, reduction or defense based on any claim Guarantor may now or hereafter have against Lender, Borrower or any other person liable for any of the Obligations,

(d) the voluntary or involuntary liquidation, dissolution, termination, merger, consolidation, division, sale or other disposition of Borrower or any of Borrower's assets, properties or obligations, (e) any bankruptcy, reorganization, insolvency or similar proceedings for the relief of debtors under any federal or state law by or against Borrower or any other person liable for any of the Obligations, or, any discharge, limitation, modification or release of liability of Borrower or any other person liable for any of the Obligations by virtue of any such proceedings, (f) any event, circumstance or matter to which Guarantor has consented to pursuant this Guaranty, and (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, whether similar or dissimilar to the foregoing.

3.
Guarantor further agrees to pay all expenses (including attorneys’ fees and legal expenses) paid or incurred by Lender in endeavoring to collect the Obligations, or any part thereof, and in enforcing or defending this Guaranty, whether or not a lawsuit is commenced.
4.
Guarantor represents and warrants to Lender that Guarantor is either financially interested in Borrower, or will receive other material economic benefits as a result of any loans, leases, or other financial accommodations made or granted to Borrower by Lender from time to time. Guarantor further represents and warrants that Guarantor is willing to enter into this Guaranty as a material inducement to Lender to extend loans, leases, or other financial accommodations from time to time to Borrower, and acknowledges that Lender would not be willing to extend any such loans, leases, or other financial accommodations absent this Guaranty. In addition to the foregoing, all of the representations, warranties and agreements applicable to Guarantor in the Master Loan Agreement (including, without limitation Section 6(c) of the Master Loan Agreement) are hereby incorporated herein by reference and are hereby deemed to be made by, and agreed to by, Guarantor as if the same were set forth herein in full.
5.
Guarantor covenants and agrees with the Lender that so long as any of the Obligations (or commitments therefor) shall be outstanding:
(a)
Guarantor shall (a) continue to engage in business of the same general type as now being conducted by it, (b) preserve, renew and keep in full force and effect and in good standing, and will cause each Subsidiary to preserve, renew and keep in full force and effect and in good standing,

(i) their respective existence and (ii) their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, unless, solely in the case of this clause (b)(ii), a failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)
Guarantor shall comply, and cause each Subsidiary to comply, with all laws, statutes, ordinances, orders, rules or regulations applicable to Guarantor or to any property owned, leased, operated or used by Guarantor or any Subsidiary, including, without limitation, environmental laws, except to the extent that failure to so comply could not reasonably be expected to (i) result in a Material Adverse Effect, or (ii) result in any Lien upon any Collateral (other than a Permitted Lien). Guarantor will not use, locate, install, spill, treat, release or store Hazardous Materials on, under or from any property owned, leased, operated or used by Guarantor unless such Hazardous Materials are handled in a manner not prohibited by applicable environmental laws and are handled in a manner and in such quantities that would not constitute a hazard to the environment or human health and safety or subject Guarantor to any prosecution or material liability in connection therewith. Guarantor will dispose of all Hazardous Materials only at facilities and/or with carriers that maintain governmental permits under applicable environmental laws. Guarantor shall promptly, at the cost and expense of Guarantor, take all action necessary or required by environmental laws to remedy or correct any violation of environmental laws by Guarantor or by any property owned, leased, used or operated by Guarantor.

(c)
Guarantor shall pay, when due, all of its indebtedness and liabilities, and pay and discharge promptly all taxes, assessments and governmental charges and levies (including, without limitation, F.I.C.A. payments and withholding taxes) upon Guarantor or upon the income, profits or property of Guarantor, except (i) to the extent the amount or validity thereof is contested in good faith by appropriate proceedings so long as adequate reserves have been set aside therefor, and (ii) the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(d)
Guarantor shall comply with any agreement or undertaking to which Guarantor is a party and maintain in full force and effect all contracts and leases to which Guarantor is or becomes a party unless the failure to do so would not have a Material Adverse Effect.
(e)
Guarantor will keep, and will cause each Subsidiary to keep, all Property used and necessary in its business in good working order and condition in all material respects, ordinary wear and tear and casualty event excepted.
(f)
Guarantor shall maintain with financially sound, well rated and reputable insurance companies insurance in such amounts and covering such risks as is consistent with sound business practice, and in any event as is ordinarily and customarily carried by companies similarly situated and in the same or similar businesses as Guarantor. Guarantor will pay, when due, all premiums on such insurance and will furnish to the Lender, upon request, evidence of payment of such premiums and other information as to the insurance carried by Guarantor.
(g)
Guarantor shall permit the Lender, by its representatives and agents, to inspect any of the properties, books and financial records of Guarantor, to examine and make copies of the books of accounts and other financial records of Guarantor, and to discuss the affairs, finances and accounts of Guarantor with, and to be advised as to the same by, Guarantor (or its representatives) at such reasonable times and intervals as the Lender may designate.
(h)
Guarantor shall: preserve and maintain its existence and all of its material rights and privileges; comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could materially and adversely affect the financial condition or operations, or the business taken as a whole, of Guarantor; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings.
(i)
Guarantor shall not, nor shall it permit or suffer any Subsidiary (including any Borrower Party) to, enter into any business other than the business as conducted by Guarantor or such Subsidiary on the date hereof and businesses reasonably related thereto. Guarantor will not, nor will it permit or suffer any Subsidiary (including any Borrower Party) to, other than in the Ordinary Course of Business, change its normal billing payment and reimbursement policies and procedures with respect to its Accounts (including, without limitation, the amount and timing of finance charges, fees and write-offs).
(j)
Guarantor shall not (a) change its legal name, identity or structure, (b) change the location of its chief executive office or its chief place of business or jurisdiction of organization, or (c) open a new place of business, unless Guarantor shall have given the Lender prior written notice thereof and shall at its cost and expense have executed, delivered, acknowledged, filed, recorded or registered all financing statements and other documents as may be required by the Lender in order to create, perfect, continue, preserve, confirm or validate the security interest and lien of the Lender on any collateral and their priority; provided, that Guarantor shall not in any event change the location of any collateral if such change would cause the security interest and lien of the Lender on the collateral (or the perfection thereof) to lapse, or if required to be perfected prior to such change, to cease to be perfected.

(k)
Guarantor shall not amend or terminate its articles of formation/articles of organization/articles of incorporation or bylaws/operating agreement or waive any material provisions thereof.
(l)
Guarantor agrees, upon the written request of the Lender, to execute and deliver to the Lender, from time to time, any additional instruments or documents reasonably considered necessary by the Lender to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.
6.
Guarantor agrees that the occurrence of any of the following events shall constitute a default under this Guaranty (each, an “Event of Default”): (a) the failure of Guarantor to perform or observe any obligation under this Guaranty; (b) the occurrence of an “Event of Default” under, and as defined, in the Master Loan and Security Agreement; (c) any repudiation by Guarantor of its obligation for the payment or performance of the Obligations; or (d) any allegation or judicial determination that this Guaranty is unenforceable in any material respect. Upon and after the occurrence of an Event of Default, the Obligations shall be automatically accelerated and shall become immediately due and payable by Guarantor, or Guarantor’s successor, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly and irrevocably waived by Guarantor.
7.
Guarantor further agrees that this Guaranty shall continue to be effective, or shall be reinstated, as the case may be, if at any time payment to, or for the benefit of, Lender of the Obligations, or any part thereof, is rescinded or must otherwise be returned by Lender due to the insolvency, bankruptcy, reorganization of Borrower, or otherwise, all as though such payment to or for the benefit of Lender had not been made.
8.
Lender may, without demand or notice of any kind, at any time when any amount shall be due and payable hereunder by Guarantor, appropriate and apply toward the payment of such amount, and in such order of application as Lender may from time to time elect, any property, balances, credits, deposits, accounts, instruments or moneys of Guarantor in the possession or control of Lender for any purpose.
9.
This Guaranty shall be a continuing, absolute and unconditional guaranty of payment and performance and not of collectability and shall remain in full force and effect as to Guarantor until the indefeasible payment in full of the Obligations.
10.
So long as any Obligations remain outstanding, Guarantor shall deliver to Lender: (a) (1) Guarantor's audited, consolidated and consolidating financial statements, prepared in accordance with Generally Accepted Accounting Principles, certified by a recognized firm of certified public accountants, within one hundred twenty (120) days of close of each fiscal year of Guarantor, and Guarantor's quarterly financial report (including Guarantor's balance sheet, income statement and cash flow statement, in each case, compared to the corresponding calendar period of the prior year), certified by a Responsible Officer, within sixty (60) days of the close of each of its fiscal quarters; or (2) all of Guarantor’s Forms 10-K and 10Q, if any, filed with the SEC within thirty (30) days after the date on which they are filed; provided, however, that by delivering these forms to the SEC or making them publicly available in electronic form, Guarantor shall be deemed to have satisfied the requirements of subclause (1) and (2); (b) if requested by Lender in writing, concurrently with the delivery of the financial statements described in clauses (a)(1) and (a)(2) above, a written executed compliance certificate signed by a Responsible Officer of Guarantor, in form and substance reasonably satisfactory to Lender, confirming to Lender the financial statements submitted have been prepared in accordance with GAAP and present fairly the financial position of the Guarantor as of the date thereof, confirming to Lender that there exists no Default or Event of Default under this Guaranty, the Master Loan Agreement or any other of the Loan Documents and setting forth the computations in reasonable detail and satisfactory to the Lender demonstrating compliance with the covenants contained in Section 11 below for the fiscal period to which such financial statements relate; and

(c) as promptly as feasible, such additional financial and other information (including, without limitation, financial projections of Borrower or any Guarantors of the Obligations) as Lender may from time to time reasonably request.

11.
(a) Guarantor hereby covenants and agrees that, for so long as any Obligations remain outstanding under this Guaranty, Guarantor shall (and shall cause the other Borrower Parties, as applicable, to) comply with each of the financial covenants (collectively, the "Incorporated Financial Covenants") set forth in Section 6.1 of the Senior Credit Agreement and in Section 7.01 of the ACF Finco Credit Agreement (including, without limitation, all defined terms, calculation methodologies, compliance periods, reporting requirements, and cure provisions referenced therein or used in the calculation or interpretation thereof, collectively, the "Related Definitions and Provisions"), in each case as in effect on the date hereof, which Incorporated Financial Covenants and Related Definitions and Provisions are hereby incorporated into this Guaranty by reference as though set forth herein in full. Guarantor shall be bound by the Incorporated Financial Covenants and Related Definitions and Provisions to the same extent and with the same force and effect as if such provisions were originally set forth in, and constituted direct covenants under, this Guaranty and the Loan Agreement. In the event that any other financial covenants are added to the Senior Credit Agreement or the ACF Finco Credit Agreement from or after the date of this Agreement, such additional financial covenants and any related defined terms, calculation methodologies, compliance periods, reporting requirements, and cure provisions referenced therein or used in the calculation or interpretation thereof shall automatically be incorporated herein and shall be deemed to be Incorporated Financial Covenants and Related Definitions and Provisions.
(b)
Any amendments, modifications, waivers or other changes in the terms of any of the Incorporated Financial Covenants and/or any Related Definitions and Provisions (a “Covenant Modification”) shall automatically constitute an amendment to this Guaranty without any need for further action or documentation. Notwithstanding the foregoing, if an Event of Default shall have occurred hereunder and shall be continuing or if any such amendments, modifications, waivers or other changes to any Incorporated Financial Covenants and/or Related Definitions and Provisions which operate to waive or prevent the occurrence of a default or Event of Default (as defined therein) under the Senior Credit Agreement or the ACF Finco Credit Agreement (each a “Covenant Waiver”) shall not be effective unless consented to in writing by Lender in its sole discretion.
(c)
The incorporation of the Incorporated Financial Covenants and Related Definitions and Provisions by reference herein is intended to, and shall be construed to, afford Lender the same rights, remedies, and protections (including, without limitation, the right to declare a default or an event of default, to accelerate the Obligations, and to exercise all other rights and remedies available hereunder, under the Loan Agreement, or at law or in equity) as Lender would possess if the Incorporated Financial Covenants and Related Definitions and Provisions were set forth directly and independently in this Guaranty as original covenants of Guarantor.
(d)
Guarantor shall deliver to Lender, concurrently with delivery to the Senior Credit Agreement Agent under the Senior Credit Agreement and the ACF Finco Credit Agreement Agent under the ACF Credit Agreement (and in no event later than the date required for delivery to the Senior Credit Agreement Agent or the ACF Finco Credit Agreement Agent), copies of all compliance certificates, financial statements, officer's certificates, and other documents required to be delivered on a monthly or less frequent basis and documents required to be delivered upon an occurrence of a specified event, in each case, under the Senior Credit Agreement and the ACF Finco Credit Agreement in connection with the Incorporated Financial Covenants. Guarantor shall promptly (and in any event within three (3) Business Days) notify Lender in writing of (i) any breach of or default with respect to any Incorporated Financial Covenant, (ii) any proposed Covenant Modification or Covenant Waiver, and (iii) the commencement of any cure period or the exercise of any cure right under the Senior Credit Agreement and/or the ACF Finco Credit Agreement with respect to any Incorporated Financial Covenant.
(e)
Upon the written request of Lender at any time and from time to time, Guarantor shall promptly

(and in any event within fifteen (15) business days following such request) execute and deliver to Lender an amendment to this Guaranty, in form and substance satisfactory to Lender, that incorporates directly into this Guaranty (and, if applicable, the Loan Agreement) the full text of each Incorporated Financial Covenant and each Related Definition and Provision (in each case, as in effect on the date of such amendment or as otherwise specified by Lender). The Guarantor shall bear all costs and expenses (including reasonable attorneys' fees and disbursements of Lender's counsel) incurred in connection with the preparation, negotiation, execution, and delivery of any such amendment. The failure or delay of Lender to deliver any such request shall not constitute a waiver of Lender's right to do so at any later time, nor shall it impair or diminish any of Lender's rights under this Section or otherwise under this Guaranty or the Loan Agreement.

12.
Lender may at any time and from time to time, without the consent of, or notice to, Guarantor, and without affecting, impairing or releasing the obligations of Guarantor hereunder, do any or all of the following, each of which Guarantor hereby consents to: (a) retain or obtain a security interest in any property to secure any of the Obligations or any obligations hereunder; (b) retain or obtain the primary or secondary liability of any party or parties, in addition to Guarantor, with respect to any of the Obligations; (c) renew, extend (including extensions beyond the original term), modify, amend, alter, change (including increase) the interest rate of or fees under, release or discharge any of the Obligations; (d) settle, release or compromise any liability of Borrower or any other guarantor of any of the Obligations, or any liability of any nature of any other person or entity with respect to the Obligations or any security therefore; (e) accept partial payments of the Obligations; (f) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Obligations and any property now or hereafter securing any of the Obligations; (g) consent to the transfer of any property now or hereafter securing any of the Obligations;

(h) resort to Guarantor for payment of any of the Obligations, whether or not Lender shall have resorted to any property securing any of the Obligations or any obligation hereunder or shall have proceeded against any other guarantor or any other party primarily or secondarily liable on any of the Obligations; (i) waive, excuse, release, change, amend, modify or otherwise deal with in any manner satisfactory to Lender any of the provisions of any of the Loan Documents; (j) waive, omit or delay the exercise of any of its powers, rights and remedies against Borrower or all or any other person or any property securing any of the Obligations; (k) release, substitute, subordinate, add, fail to maintain, preserve or perfect any of its liens on, security interests in or rights to, or otherwise deal with in any manner satisfactory to Lender, any property securing any of the Obligations; (l) apply any payments of all or any of the Obligations received from Borrower, Guarantor, or any other person or source whatsoever to the Obligations in such order and manner as Lender in its sole and absolute discretion may determine; (m) make any other changes in its agreements with Borrower; (n) stop lending money or extending other credit to Borrower; and (o) take or omit to take any other action, whether similar or dissimilar to the foregoing which may or might in any manner or to any extent vary the risk of Guarantor or otherwise operate as a legal or equitable discharge, release or defense of Guarantor under applicable laws.

13.
Any amount received by Lender from whatsoever source and applied by it to the payment of the Obligations may be applied in such order of application as Lender may from time to time elect.
14.
Guarantor is now adequately informed of Borrower’s financial condition, and Guarantor agrees to keep so informed. Guarantor agrees that Lender has no obligation to provide Guarantor with any present or future information concerning the financial condition of Borrower. Guarantor has not relied on financial information furnished by Lender in deciding to execute this Guaranty.
15.
Guarantor hereby agrees that any debt of Borrower to Guarantor is expressly subordinate to the right of Lender to payment in full and in cash of the Obligations, and that Lender shall be entitled to full payment in cash of all of the Obligations prior to the exercise by Guarantor of any rights to payment or performance of any debt which Borrower may now or hereafter owe Guarantor. Guarantor assigns to Lender all claims Guarantor may have in any proceeding under the Bankruptcy Code, any receivership, or insolvency proceeding of Borrower, including all rights of Guarantor to be paid by Borrower. This assignment does not prevent Lender from enforcing Guarantor’s obligations hereunder in any way.

16.
Guarantor hereby expressly waives: (a) notice of the acceptance of this Guaranty; (b) notice of the existence or creation of all or any of the Obligations; (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever; (d) all diligence in collection or protection of, or realization upon, the Obligations, or any part thereof, any obligation hereunder, or any security now or hereafter existing for any of the foregoing; (e) all defenses based on suretyship or impairment of collateral; (f) any right to require Lender to proceed against Borrower, proceed against or exhaust any security, or pursue any other remedy in Lender’s power whatsoever, (g) demand for observance, performance or enforcement of, or notice of default under, any of the provisions of this Guaranty or any of the Loan Documents; (h) any notice from Lender of the financial condition of Borrower regardless of Lender's knowledge thereof; (i) any defense at law or in equity based on the adequacy or value of the consideration for this Guaranty; (j) any right or claim Guarantor may now or hereafter have against Borrower or any other obligor with respect to any payment made by Guarantor on account of any of the Obligations, which right or claim arises by way of subrogation, reimbursement, indemnity or otherwise; (k) all other notices and demands otherwise required by law that Guarantor may lawfully waive; and (l) all events and circumstances which might otherwise constitute a defense or discharge of the obligations of Borrower, Guarantor or any other guarantor of the Obligations (other than the defense of payment in full of the Obligations). Guarantor shall not be released or discharged, either in whole or in part, by Lender’s failure to perfect, delay in perfection, or failure to continue the perfection of, any security interest in or lien upon any property that now or hereafter secures any of the Obligations, or any obligation of Guarantor hereunder, or to protect the property covered by any such security interest.
17.
Lender may, without notice to Guarantor or Borrower of any kind, sell, assign, or transfer all or any of the Obligations, and in such event each and every immediate and successive assignee, transferee, or holder of all or any of the Obligations shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee, or holder, as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits. Lender shall have an unimpaired right, prior and superior to that of any such assignee, transferee or holder, to enforce this Guaranty for the benefit of Lender as to so much of the Obligations as it has not sold, assigned, or transferred.
18.
No delay on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof, or the exercise of any other right or remedy.
19.
No action of Lender permitted hereunder shall in any way affect, impair or release this Guaranty.
20.
For purposes of this Guaranty, Obligations shall include all obligations of Borrower to Lender stated herein, notwithstanding any right or power of Borrower or anyone else to assert any claim or defense as to the payment or performance of such Obligations, and no such claim or defense shall affect, impair or release the obligations of Guarantor hereunder.
21.
This Guaranty shall be binding upon Guarantor and the heirs, legal representatives, successors and assigns of Guarantor. If more than one person or entity shall execute this Guaranty, the term “Guarantor” shall mean all parties executing this Guaranty, and all such parties shall be jointly and severally obligated hereunder. Guarantor may not assign any of its rights or obligations hereunder without Lender’s prior written consent.
22.
As further consideration for the loans, leases, or other financial accommodations by Lender to Borrower, and as a material inducement to Lender to make or enter into such loans, leases, or other financial accommodations and accept this Guaranty, and notwithstanding anything to the contrary contained in this Guaranty or in any other document delivered in connection with this Guaranty, Guarantor hereby irrevocably waives, disclaims and relinquishes any and all claims, rights or remedies which

Guarantor may now have, or hereafter acquire, against Borrower that arise in connection with this Guaranty and/or the performance by Guarantor hereunder, including without limitation any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Lender against Borrower, or any security which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

23.
All notices pursuant to this Guaranty shall be in writing and shall be directed to the addresses set forth herein or such other address as may be specified in a notice given in accordance with the requirements of this paragraph. Except as otherwise specifically provided herein, notices shall be deemed to be given three (3) days after mailing, by certified or registered mail, return receipt requested, or one (1) business day after deposit with a recognized overnight courier, or when personally delivered to and received at the required address.
24.
Time is of the essence in the payment and performance of all Obligations and all of Guarantor’s obligations and liabilities owing to Lender hereunder. This Guaranty constitutes the entire agreement of Guarantor and Lender relative to the subject matter hereof, and there are no prior or contemporaneous understandings or agreements, whether oral or in writing, between the parties hereto with respect to the subject matter hereof. No subsequent modification of, or supplement to, this Guaranty shall be enforceable against any party hereto unless the same is in writing and is duly signed by an authorized officer or representative of the party against whom enforcement is sought. In the event that any provision contained in this Guaranty is invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.
25.
THIS GUARANTY WILL BE DEEMED TO BE A CONTRACT MADE UNDER, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). GUARANTOR CONSENTS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN NEW YORK SO THAT LENDER MAY SUE GUARANTOR IN NEW YORK TO ENFORCE THIS GUARANTY. GUARANTOR IRREVOCABLY AGREES NOT TO CLAIM THAT NEW YORK IS AN INCONVENIENT PLACE FOR TRIAL. AT LENDER’S OPTION, THE VENUE (LOCATION) OF ANY SUIT TO ENFORCE THIS GUARANTY MAY BE IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK. GUARANTOR HEREBY IRREVOCABLY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTOR AT THE ADDRESS PROVIDED FOR NOTICES UNDER THIS GUARANTY.
26.
GUARANTOR, AND LENDER BY ITS ACCEPTANCE OF THIS GUARANTY, EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTION UNDER, OR IN ANY WAY CONNECTED WITH, THIS GUARANTY AND IN NO EVENT SHALL LENDER BE LIABLE FOR PUNITIVE OR CONSEQUENTIAL DAMAGES.
27.
If more than one Guarantor executes this Guaranty, then this Guaranty may be executed in counterparts, each of which counterparts shall be an original, and all of which shall constitute one and the same Guaranty.

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IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date written below.

Dated: October 2, 2026

GUARANTOR:

SHIMMICK CORPORATION

Name: _____________

Title: Executive Vice President and Chief Financial Officer

Notice Address:

530 Technology Drive, Suite 300

Irvine, CA 92618 Attention: Todd W. Yoder